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                          PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (the "Agreement") is dated, for reference purposes only, as of the 24th day of January, 1996, and is by and between WESTERN BIOLOGICS INC., a California corporation ("Western"), and NANCY F. FEINSTEIN, and JAY L. FEINSTEIN (collectively, "Feinsteins"), and EMERITUS CORPORATION, a Washington corporation ("Purchaser"). Western is the owner of the business enterprise operated from the "Facility" (as that term is defined below) as well as all "Personal Property" (as that term is defined below) used in connection therewith. Western is a corporation wholly owned by Nancy F. Feinstein. The Feinsteins are the fee title owners of the "Real Property" and the "Facility" (as such terms are defined below). Western and the Feinsteins are collectively referred to herein as "Seller".

1.    PURCHASE AND SALE

    On the terms and conditions set forth herein, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller, the following:

    a. The real property situated in the City of San Bernardino, State of California, which is more particularly described in Exhibit A attached hereto (the "Real Property"), together with all of the improvements on the Real Property, including that certain 72 unit congregate care retirement facility commonly known as the "Golden Park Retirement Apartments" (the "Facility").

    b. All equipment, furniture, fixtures, inventory, vehicles, supplies (including linens, dietary supplies and housekeeping supplies) and other tangible and intangible personal property owned by Seller and located on the Real Property or used in connection with the operation of the Facility, including but not limited to, all licenses, permits and approvals for the operation of the Facility, all entitlements, telephone numbers, any right, title or interest which Seller may have in and to any service marks, trademarks or trade names owned, used or employed by Seller in conjunction with the operation of the Facility, specifically including the names "Golden Park" and "Golden Park Retirement Apartments" and any trade marks related thereto and goodwill associated therewith, but specifically excluding cash, cash equivalents and accounts receivable for the period prior to the Closing Date (as defined below) (collectively, the "Personal Property"), which Personal Property is more particularly described in Exhibit B.

    The Real Property, Facility, and Personal Property are sometimes hereinafter collectively referred to as "Seller's Assets."

2.    PURCHASE PRICE

    The purchase price payable by Purchaser to Seller for Seller's Assets shall be Two Million One Hundred Thousand and no/100 Dollars ($2,100,000) (the "Purchase Price"), payable as follows:

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    a.  Twenty-Five Thousand and no/100 Dollars ($25,000) upon execution of this Agreement (the "Earnest Money"), which Earnest Money shall be delivered to Commonwealth Title Company (the "Escrow Agent") and shall be deposited into an interest bearing account, with any interest earned thereon accruing to the benefit of Purchaser;

    b. Approximately One Million Five Hundred Four Thousand Dollars ($1,504,000.00) shall be paid by Purchaser's assumption of the outstanding principal balance as of the Closing Date (as that term is defined below) of that certain loan to Seller (the "Existing Loan") originally made by Encino Savings Bank, a California corporation, and currently held by Liberty Lending Services, Inc. (the "Existing Lender"), the repayment of which is secured by that certain Deed of Trust dated July 21, 1992, recorded July 24, 1992, as Instrument No. 92-308979 in the Official Records of San Bernardino County, California encumbering the Real Property (the "Existing Deed of Trust");

    c. The balance of the Purchase Price, which amount shall be equal to the Purchase Price less the sum of (i) the amount of the Earnest Money and (ii) the outstanding principal balance as of the Closing Date of the Existing Loan, shall be due and payable either in cash, by certified check or by wire transfer at Closing (the "Remaining Balance").

    d. The Purchase Price shall be allocated among Seller's Assets in the manner set forth in Exhibit C attached hereto.

    Except as specifically provided in this Agreement, Purchaser does not hereby or in connection herewith assume any liability of Seller whatsoever in relation to Seller's Assets which relates to the period prior to Closing.

3.    CLOSING

    The closing for the purchase and sale of the Seller's Assets under this Agreement (the "Closing") shall take place not later than forty-five (45) days following the expiration of the "Feasibility Period" (as that term is defined below) (provided all of the conditions to closing set forth in Paragraphs 13 and 14 have been satisfied or waived) (the "Closing Date"). Closing shall occur at the offices of Escrow Agent or at such other place as Purchaser and Seller may mutually agree. Time is of the essence hereto.

4.    CONVEYANCE

    Conveyance of the Seller's Assets to Purchaser shall be effected by a grant deed and bill of sale in form and substance reasonably acceptable to Purchaser. Fee simple insurable title to the Real Property and marketable title to the Personal Property shall be conveyed from Seller to Purchaser

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free and clear of all liens, charges, easements and encumbrances of any kind, other than the following:

    a.  Liens for real estate taxes not yet due  and payable;

    b.  The lien of the Existing Deed of Trust;

    c. Such items of record as described in the Title Report (as defined below) which are not objected to by Purchaser in accordance with the terms of Paragraph 13.f.

5.    COSTS, PRORATIONS AND ADJUSTMENTS

    The costs of the transaction and the expenses related to the ownership and operation of the Seller's Assets shall be allocated among Seller and Purchaser as follows:

    a. Seller shall pay any State and County transfer, documentary and/or excise taxes due on the sale of the Real Property and the Facility.

    b.  Seller shall pay any sales tax due on the sale of the Personal
Property.

    c. Seller shall pay the cost for a CLTA owner's standard policy of title insurance for coverage in the amount of the purchase price and, Purchaser shall be responsible for the additional premium in order to obtain an owner's ALTA extended coverage policy of title insurance.

    d. Seller shall pay for the cost of an ALTA survey as required hereunder to be delivered by Seller to Purchaser.

    e. Seller shall pay for the cost of the Environmental Report (as defined below) which Seller is required to deliver to Purchaser pursuant to Paragraph 10.a.(xvi) below.

    f. All revenues (including but not limited to rent due from the tenants of the Facility) and expenses (excluding all payroll and employee benefits which have accrued through the Closing Date which shall be handled as provided for in Paragraph 18 below) related to the ownership or operation of the Seller's Assets shall be prorated as of the Closing Date, with Seller responsible for amounts attributable to the period prior to the Closing Date and with Purchaser responsible for amounts attributable to the period from and after the Closing Date.

    g. Real and Personal Property taxes and assessments shall be prorated as of the Closing Date, with Seller responsible for taxes assessments attributable to the period prior to the Closing Date and with Purchaser responsible for taxes and assessments attributable to the period from and after the Closing Date.

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    h.  Seller shall arrange for a final statement with respect to all utilities serving the Real Property and the Facility as of the Closing Date and shall pay all fees identified thereon and Purchaser shall arrange for all such utilities to be billed in its name from and after the Closing Date and shall pay all fees due therefor from and after the Closing Date.

    i.  Purchaser and Seller shall each pay their own attorney's fees.

    j. Purchaser and Seller share all recording fees related to the recording of the Grant Deed and any escrow fees on a 50-50 basis.

    j. Seller shall pay the cost of obtaining and recording any releases necessary to deliver title to the Seller's Assets in accordance with the terms of this Agreement.

    k. Purchaser shall pay all costs, expenses and fees which may be assessed by any governmental authority in connection with Purchaser obtaining any governmental approval or consent which may be required of Purchaser in order to consummate the purchase and sale of Seller's Assets and the transfer of operations of the Facility, excluding, however, any costs, expenses or fees which may be assessed by any governmental authority in connection with Seller's compliance with applicable law in the operation of the Facility prior to the Closing Date.

6.    POSSESSION

    At Closing, Purchaser shall be entitled to possession of the Seller's Assets, subject only to the rights of the tenants of the Facility under the Facility Leases (as defined below).

7.    SELLER'S REPRESENTATIONS AND WARRANTIES

    Seller hereby warrants and represents to Purchaser that:

    a. SELLER'S AUTHORITY. Seller has full power and authority to execute and deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable against Seller in accordance with its terms, except as such enforceability may be limited by creditors' rights, laws and applicable principles of equity. The execution of this Agreement and the consummation of the transaction contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of, any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller or any of the assets of Seller may be bound or affected.

    b. TITLE. Seller has good and insurable fee simple title to the Real Property and the Facility, subject only to the easements, reservations and encumbrances, if any, permitted under Paragraph 4, and good and marketable


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title to the Personal Property free and clear of all leases, liens and encumbrances. The Personal Property includes all of the furniture, fixtures and equipment necessary to operate the Facility at full capacity and all of such Personal Property is, and at Closing will be, in good condition and repair, ordinary wear and tear excepted.

    c. THE REAL PROPERTY. The Facility is located on that certain parcel of land more particularly described in Exhibit A attached hereto. The roof of the Facility is and, as of the Closing Date, will be, in good and workable condition and repair and does not leak (and shall not leak as of the Closing Date) and all major mechanical systems at the Facility, including, but not limited to, the air conditioning, electrical and heating and ventilating systems are and, at Closing, shall be, in good and workable condition and repair.

    e. NECESSARY ACTION. Seller will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement.

    f. TAXES AND TAX RETURNS. All tax returns, reports and filings of any kind or nature required to be filed by Seller prior to Closing with respect to its ownership and operation of the Facility and its ownership of the Real Property and the Personal Property have been properly completed and timely filed in material compliance with all applicable requirements and all taxes or other obligations which are due and payable by Seller have been timely paid.

    g. LITIGATION. Except as provided in Exhibit D, there is no litigation, investigation, or other proceeding pending or, to the best of Seller's knowledge, threatened against or relating to Seller, its properties or business, which is material to any of Seller's Assets or to this Agreement, or which would prevent Seller from performing its obligations hereunder, and the transaction contemplated herein has not been challenged by any governmental agency or any other person, nor does Seller know or have reasonable grounds to know, of any basis for any such litigation, investigation or other proceeding.

    h. BOOKS AND RECORDS. All of the books and records maintained by Seller with respect to its ownership and/or operation of the Seller's Assets are true, accurate and correct in all material respects.

    i. THE FACILITY LEASES. Attached hereto as Exhibit E is a true and correct copy of the form of lease utilized by Seller for the leasing of units at the Facility. Prior to or concurrently with the execution of this Agreement, Seller has provided to Purchaser copies of each of the leases with the tenants of the Facility which are currently in effect (collectively the "Facility Leases"). Each of the Facility Leases is in full force and effect and none of the Facility Leases have been modified or amended except as set


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forth in any amendment provided to Purchaser.  Seller is not in default of any of its obligations under the Facility Leases nor is Seller aware of any default or any action which, with the passage of time or the giving of notice or both, would constitute a default under the Facility Leases by any of the tenants who are parties thereto. At Closing, Seller shall deliver to Purchaser duly executed assignments of the Facility Leases.

    j. RENT ROLL. Attached hereto as Exhibit F is a true and correct rent roll as of January 1, 1996, which identifies each of the tenants of the Facility, the monthly rent currently being paid by each such tenant and the date to which said rent has been paid and, in the event of any rent delinquencies, an explanation of the reason therefor and the efforts being undertaken by Seller to collect said rent. Seller shall update the rent roll on a monthly basis between the date hereof and the Closing Date.

    k. LIENS. There are no mechanics', materialmen's or similar claims or liens presently claimed or, to the best of Seller's knowledge, which will be claimed against the Seller's Assets for work performed or commenced prior to the date hereof at the request of Seller or of which Seller has knowledge, Seller having made or caused to be made arrangements for payment of all those improvements now under construction or development.

    l. ENVIRONMENTAL MATTERS. Except in accordance with and in full compliance with, any and all applicable governmental laws, regulations and requirements (collectively, the "Environmental Laws") relating to environmental and occupational health and safety matters and hazardous materials, substances or wastes (as defined from time to time under any applicable federal, state or local laws, regulations or ordinances), Seller has not released into the environment or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environment or discharged, placed or disposed of at, on or under the Seller's Assets. No hazardous materials, substances or wastes are located on the Real Property or the Facility or have been released into the environment or discharged, placed or disposed of in, on or under the Real Property or the Facility; no underground storage tanks are or have been located on the Real Property; the Real Property has never been used as a dump for waste material; and the Real Property and the Facility and their prior uses comply with and at all times have complied with, all Environmental Laws.

    m. EMPLOYEES; UNIONS. None of Seller's employees are member of a labor union or subject to collective bargaining agreement with respect to their employment with Seller. Seller is not a party to any labor dispute or grievance, except as otherwise provided in Exhibit G.

    n.  COMPLIANCE WITH LAW

         (i) The Seller's Assets are in compliance with all currently applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders and with all municipal, health, building and zoning by-laws and regulations (including, without limitation, the

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    building and zoning codes) where the failure to comply therewith or to obtain a waiver therefrom could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Seller's Assets;

        (ii) There are no outstanding deficiencies or work orders of any authority having jurisdiction over the Seller's Assets requiring conformity to any applicable statute, regulation, ordinance or by-law pertaining thereto; and

        (iii) Seller is not aware of any claim, requirement or demand of any agency supervising or having authority over the Facility to rework or redesign it or to provide additional furniture, fixtures or equipment so as to conform to or comply with any existing law, code or standard which has not been fully satisfied prior to the date hereof or which will not be satisfied prior to the Closing Date.

    o. OPERATING CONTRACTS. Prior to or concurrently with the execution of this Agreement, Seller has provided to Purchaser true and correct copies of all operating contracts to which Seller is a party in connection with its operation of the Facility (the "Operating Contracts"). Each of the Operating Contracts is in full force and effect and none of the Operating Contracts have been modified or amended except as set forth in any amendment provided to Purchaser. Seller is not in default of any of its obligations under the Operating Contracts nor is Seller aware of any default or any action which, with the passage of time or the giving of notice or both would constitute a default, under the Operating Contracts by any other party thereto. Each of the Operating Contracts is assignable without the requirement of obtaining the consent of the contracting party and each such contract is terminable upon not more than 30 days notice. At Closing, Seller shall deliver to Purchaser duly executed assignments of any of the Operating Contracts which Purchaser elects to assume pursuant to Paragraph 11.a.(iv).

    p. THE FACILITY. The Facility is a congregate care retirement facility with a total of 72 units. The Facility is a duly and properly licensed to operate as a congregate care facility. There is no action pending or, to the best knowledge of Seller, recommended by any state or federal agency having jurisdiction thereof, or any action of any other type, which would have a material adverse effect on the Facility, its operations or business.

    q. INVENTORY. All inventories of housekeeping and other supplies located at the Facility are, and shall be at the time of Closing, in sufficient condition and quantity as is customarily maintained in the ordinary course of business in order to properly operate the Facility at normal capacity.

    r. DISCLOSURE. No representation or warranty by Seller contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Purchaser pursuant

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hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein not misleading.

8.    SELLER'S REPRESENTATIONS AND WARRANTIES

    Purchaser hereby warrants and represents to Seller that:

    a. STATUS OF PURCHASER. Purchaser is a corporation duly organized and validly existing under the laws of the State of Washington and is, or prior to Closing will be, duly qualified to do business in the State of California.
b. AUTHORITY. Purchaser has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable as against Purchaser in accordance with its terms, except as such enforceability may be limited by creditors' rights laws and applicable principles of equity. The execution of this Agreement and the consummation of the transaction contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of Purchaser's Articles of Incorporation or By-laws or any law, regulations, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of the assets or Purchaser may be bound or affected.

    c. LITIGATION. To the best of Purchaser's knowledge, there is no litigation, investigation or other proceeding pending or threatened against or relating to Purchaser, its properties or business which is material to this Agreement, or which would prevent Purchaser from performing its obligations hereunder, nor does Purchaser know or have reasonable grounds to know of any basis for any such action.

    d. NECESSARY ACTION. Purchaser will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement, including, but not limited to, obtaining the consent of its Board of Directors.

    e. DISCLOSURE. No representation or warranty by Purchaser contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Seller pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein not misleading.

9.    BROKER

    Seller hereby represents and warrants to Purchaser that the only real estate broker involved in this transaction, including any negotiations relating to this Agreement and any other agreements and documents

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contemplated hereby, is Marcus & Millichap (the "Broker"). Seller agrees that any compensation due the Broker as a result of this Agreement or the Closing is and shall be the sole and exclusive responsibility of Seller, and Purchaser shall have no liability or responsibility therefor. Seller and Purchaser represent and warrant to each other that they have employed no broker and/or finder other than the Broker, whose real estate commission shall be paid by Seller. In the event any claim, damage or cause of action for brokerage and/or finder's fees is asserted against a party to this Agreement who did not request such services, the party through whom the broker and/or finder is making the claim shall indemnify, defend (with an attorney of indemnitee's choice) and hold harmless the other party from and against any and all such claims, demands and causes of action.
10.   SELLER'S COVENANTS

    a. PRE-CLOSING. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Purchaser:

         (i) Other than as set forth in Paragraph 4, Seller will satisfy and discharge all claims, liens, security interests, tenancies (other than any Operating Contracts which Purchaser elects to assume at Closing pursuant to the terms hereof and the Facility Leases), and encumbrances on Seller's Assets;

        (ii) Seller will file all tax returns, reports and filings of any kind or nature required to be filed by Seller and will timely pay all taxes or other obligations which are due and payable with respect to Seller's Assets;

       (iii) Seller will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement, and Seller will continue until the Closing to fulfill any obligations which it may have under the Facility Leases;

        (iv) Seller will operate the Facility only in the ordinary course and with due regard to the proper maintenance and repair of the Facility and the Personal Property;

         (v) Seller will take all reasonable action to preserve the goodwill of the tenants of the Facility;

        (vi) Seller will make no material change in the operation of the Facility nor sell or agree to sell any of the items which comprise the Personal Property nor otherwise enter into an agreement materially affecting any of the Seller's Assets;

       (vii) Seller will use its reasonable efforts to retain the services and goodwill of the employees of Seller located at or connected with the operation of the Facility;


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      (viii)  Seller will maintain in force the existing hazard and liability insurance policies, or comparable coverage, for the Seller's Assets as now in effect;

        (ix) Seller will not increase the compensation or other benefits or bonuses payable or to become payable to any of the Seller's employees connected with the operation of the Facility, except for increases substantially in accordance with existing employment practices disclosed to and approved by Purchaser, if any;

         (x) Seller will not enter into any contract or commitment affecting the Seller's Assets except in the ordinary course of business and any such contract or commitment shall be terminable upon not more than 30 days notice and Seller will advise Purchaser of any contracts or commitments which it enters, whether in the ordinary course of business or otherwise;

        (xi) During normal business hours, Seller will provide Purchaser and its agents with access on 24 hours notice to the Real Property and the Facility, provided Purchaser does not unreasonably interfere with the operation of the Facility and at such times Seller shall permit Purchaser to inspect the books and records related to the Facility (which may be unaudited) covering a period of not less than three years prior to the date hereof and conduct an audit of said books and records (which may be conducted by Purchaser or Purchaser's representative) and inspect the physical and structural condition of the Facility, the Real Property and the Personal Property. Said books and records shall include, but not be limited to, leases, accounts payable records, rent rolls, operating statements, inventory of personal property and all other contracts and agreements which relate to Seller's Assets;

       (xii) Seller will timely pay all obligations which are due and payable with respect to the Seller's Assets;

      (xiii) Seller will cause the Facility to be operated in substantial compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders as now in effect (including without limitation, the building and zoning codes as currently applied with respect thereto) and with the Environmental Laws, where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Facility or on the Seller's Assets;

       (xiv) Seller will take all reasonable action to achieve substantial compliance with any laws, regulations, ordinances, standards and orders applicable to the Seller's Assets which are enacted after execution of this Agreement and prior to Closing;

        (xv) Seller will proceed with all due diligence to secure any consents which may be necessary for the assignment of the Facility Leases;

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        (xvi)  Within fifteen (15) days following the mutual execution of this Agreement, Seller will (a) deliver to Purchaser a UCC-1 search report at both the county and state level covering the name of Seller and the name of the Facility, (b) arrange with Commonwealth Title Insurance Company for the issuance and delivery to Purchaser and to Purchaser's attorney of a title report or commitment covering the Real property, together with copies of all exception documents referenced therein (the "Title Report"),
    (c) cause a survey firm acceptable to Purchaser to prepare and deliver to Purchaser an ALTA/ACSM Survey of the Real Property and the Facility (the "Survey") and (d) cause an environmental engineering firm acceptable to Purchaser to prepare and deliver to Purchaser a Phase I environmental assessment of the Real Property and Facility (the "Environmental Report"); and

        (xvii) Seller will provide Purchaser within fifteen (15) days following the mutual execution of this Agreement with copies of the following documents relating the Real Property and the Facility to the extent the same are in Seller's possession or reasonable control (collectively, the "Property Documents"): all environmental reports, structural reports and geological reports, governmental licenses, permits and approvals, service and maintenance contracts not previously delivered as part of the Operating Contracts, existing surveys of the Real Property including any as-built surveys for the improvements, wetland reports, soils reports, architectural drawings, plans and specifications, engineering tests and reports, and all appraisals prepared for the Real Property and the Facility.

         (xviii) Seller shall cooperate in good faith with Purchaser in obtaining the consent of the Existing Lender to Purchaser's assumption of the Existing Loan.

    b. CLOSING.  On the Closing Date, Seller agrees that it will:

         (i) Execute and deliver to Purchaser a good and sufficient Grant Deed to the Real Property (including the Facility) and Bill of Sale with respect to the Personal Property and such endorsements, assignments and other instruments of transfer and conveyance as shall be necessary to transfer and assign Seller's Assets to Purchaser as herein provided;

        (ii) Execute and deliver to Escrow Agent such documents and instruments as may be reasonably requested by the Existing Lender and reasonably approved by Purchaser, in order to provide for Purchaser's assumption of the Existing Loan, provided that such assumption documents do not alter or amend any of the terms and conditions set forth in the original loan documents which were executed by Seller in connection with the Existing Loan;

       (iii) Deliver to Purchaser a certificate dated as of the Closing Date, certifying in such detail as Purchaser may reasonably specify the fulfillment of the conditions set forth in Paragraph(s) 13.a. and b.;

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        (iv)  Deliver the Seller's Assets to Purchaser in good condition and repair, ordinary wear and tear excepted;

         (v) Deliver to Purchaser a duly executed assignment of the Facility Leases in form and substance acceptable to Purchaser (the "Facility Lease Assignment Agreement");

        (vi) Pay its share of the Closing costs, including, but not limited to, that portion of the premium for the issuance of the Title Policy attributable to the cost for an owner's standard policy of title insurance and the cost of the Survey described in Paragraph 10.a.(xvi);

       (vii) Deliver to Purchaser an Assignment and Assumption Agreement in form and substance acceptable to Purchaser with respect to any of the Operating Contracts which
    Purchaser elects to assume at Closing pursuant to Paragraph 11.a.(iv) (the "Operating Contract Assumption Agreement");

      (viii)  Deliver to Purchaser the Resident Deposits, or at
    Purchaser's option, receive a credit against the Purchase Price in the amount of said Resident Deposits (as defined in Paragraph 19);

        (ix) Deliver to Purchaser the Benefits Schedule (as defined in Paragraph 18) and pay to the employees all of the Accrued Employee Benefits, all in accordance with the provisions of Paragraph 18; and

         (x) Deliver evidence to Purchaser of the designation of a duly authorized representative to act with full power and authority on behalf of Seller with respect to any post-closing obligations imposed on Seller hereunder.

     c. POST-CLOSING. After the Closing of this Agreement, Seller agrees that, at Purchaser's sole cost and expense, it will take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Purchaser and Seller, may be reasonably necessary to assure, complete and evidence the full and effective transfer and conveyance of Seller's Assets.

11.   PURCHASER'S COVENANTS

     a. PRE-CLOSING. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Seller, Purchaser agrees that:

         (i) Purchaser will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transaction contemplated by this Agreement;

    (ii) Purchaser will proceed with all due diligence to obtain all consents and approvals necessary to permit the consummation of the transaction contemplated by this Agreement and/or necessary to permit Purchaser to own and to operate the Facility.

       (iii) Purchaser will proceed with all due diligence to conduct such investigations with respect to Seller's Assets as it deems to be reasonably necessary in connection with its purchase thereof, including, but not limited to, zoning investigations, soil studies, environmental assessments, seismic assessments, wetlands reports, review of all Property Documents provided by Seller, investigations of Seller's and the Facility's operating books and records and structural inspections, provided, however, no studies or investigations conducted at the Real Property will be physically intrusive on the Real Property or the Facility unless Seller consents thereto, which consent shall not be unreasonably withheld (the "Feasibility Review"); provided, however, nothing herein shall be construed as amending or modifying in any manner the representations or warranties of Seller set forth in this

     Agreement, which representations and warranties shall be separate from and unaffected by Purchaser's Feasibility Review; and provided, further, that Purchaser shall maintain the confidentiality of any documents or information obtained by it during the course of its Feasibility Review and shall return the same to Seller in the event the transaction provided for herein fails close for any reason whatsoever; and

        (iv) On or before the expiration of the Feasibility Period (as that term is defined below), Purchaser will advise Seller in writing which, if any, of the Operating Contracts it elects to assume as of the Closing Date.

     b.  CLOSING.  On the Closing Date, Purchaser agrees that it will:

         (i) Deposit with the Escrow Agent the remaining balance of the Purchase Price;.

        (ii) Deposit with the Escrow Agent Purchaser's share of the Closing costs as herein provided;

       (iii) Deliver to Seller a certificate of a responsible officer dated as of the Closing Date, certifying in such detail as Seller may reasonably specify the fulfillment of the conditions set forth in Paragraph(s) 14.a. and b.;

          (iv) Provide Seller with a resolution of Purchaser's Board of Directors, certified by the Secretary of Purchaser as being true and correct and in full force and effect, authorizing Purchaser to enter into this Agreement, to execute the documents described herein and to consummate the transaction provided for herein;

     (v) Execute and deliver to Seller or to Escrow Agent a counter-part copy of the Operating Contract Assumption Agreement, if applicable;

          (vi) Execute and deliver to Seller or to Escrow Agent a counter-part of the Facility Lease Assignment Agreement; and

          (vii) Execute and deliver to Escrow Agent such documents and instruments as may be reasonably requested by the Existing Lender and reasonably approved by Purchaser, in order to provide for Purchaser's assumption of the Existing Loan, provided that such assumption documents do not alter or amend any of the terms and conditions set forth in the original loan documents which were executed by Seller in connection with the Existing Loan.

     C. POST-CLOSING. After the Closing of this Agreement, Purchaser agrees that it will:

          (i) Upon prior reasonable notice, provide Seller with access during normal business hours to any books or records which Seller may need to file or to defend tax returns or other filings filed prior or subsequent to the Closing Date which relate to periods prior to the Closing Date; and

(ii) Take such actions and property execute and deliver such further instruments as Seller may reasonably request to assure, complete and evidence the transaction provided for in this Agreement.

12.   MUTUAL

     Following the execution of this Agreement, Purchaser and Seller agree:

     a. If any event should occur, either within or without the knowledge or control of Purchaser or Seller, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transaction contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible; and

     b. To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party or to accomplish the transaction contemplated by this Agreement.

13.   PURCHASER'S CONDITIONS

     All obligations of Purchaser under this Agreement are subject to fulfillment of each of the following conditions, any one or all or which may be waived in writing by Purchaser:

     a. SELLER'S REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Seller's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

     b. SELLER'S PERFORMANCE. Seller shall have performed all of its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Purchaser in accordance with the terms hereof.

     c. APPROVALS. On or before the Closing Date, Purchaser shall have received all consents, approvals and licenses as may be necessary for it to own and to operate the Facility.

     d. NO DEFAULTS. Seller shall not be in default, where said default cannot be cured by Closing, under any mortgage, contract, lease or other agreement to which Seller is a party or by which Seller is bound and which affects or relates to the Real Property, the Personal Property or the Facility, including, but not limited to, the Facility Leases.

     e. DUE DILIGENCE REVIEW. Purchaser shall be satisfied with the results of its Feasibility Review, including but not limited to (i) Purchaser's approval of the physical condition of the Real Property and the structural condition of the Facility, including the results of the Environmental Report required hereunder to be delivered by Seller to Purchaser, (ii) Purchaser's review and approval of all Property Documents and (iii) Purchaser's review of the zoning for the Real Property to confirm that the Real Property and the operation and development of the Facility is in compliance with all applicable zoning laws. In the event Purchaser has not advised Seller in writing on or before the date thirty (30) days following the mutual execution of this Agreement (the "Feasibility Period") of its objections to the results of its due diligence investigation and its election to terminate this Agreement, this condition shall be deemed not satisfied as of the date thereof. Nothing herein shall be construed as amending or modifying in any manner the representations or warranties of Seller set forth in this Agreement, which representations and warranties shall be separate from and unaffected by Purchaser's Feasibility Review except as to any representations or warranties which, during the course of Purchaser's Feasibility Review, Purchaser obtains knowledge of falsity or inaccuracy and advises Seller in writing thereof. In the event Purchaser elects to terminate this Agreement, the parties shall have no further rights or obligations hereunder, other than Purchaser's right to the return of its Earnest Money and Seller's obligation to pay any title cancellation and UCC search fees incurred as a result of such termination.

     f. TITLE REVIEW. Within fifteen (15) days following receipt of the Title Report (together with legible copies of all of the recorded documents referenced therein as exceptions) and the Survey, Purchaser shall have reviewed and approved or disapproved those matters reflected on the Title Report and the Survey. In the event Purchaser objects to any such matters, Purchaser shall advise Seller in writing of its objections within said fifteen (15) day period; provided, however that such objections shall not include those items specifically excluded in Paragraph 4. Within ten (10) days of Seller's receipt of Purchaser's objections, Seller shall advise Purchaser in writing as to whether it intends to correct the defects to which Purchaser has objected. If Seller fails to notify Purchaser within said ten
(10) day period or timely notifies Purchaser of its refusal to correct some or all of such defects, Purchaser shall have ten (10) days following the earlier of (i) the expiration of said Seller's ten (10) day response period or (ii) the date Purchaser receives Seller's notice of refusal, to advise Seller of its decision to close, notwithstanding the defects, or to terminate this Agreement. In the event of any such termination, neither party shall have any further rights or obligations hereunder, other than Seller's obligation to return or to direct the return of Purchaser's Earnest Money. Any matter reflected in the Title Report or the Survey not objected to in accordance with the terms hereof shall be deemed accepted by Purchaser;

     g. TITLE POLICY. The Title Insurer shall issue to Purchaser as of the date of Closing, an ALTA Owner's extended coverage policy of title insurance for the Real Property and the Facility (the "Title Policy") with a value of not less than the amount of the Purchase Price insuring Purchaser's interest in the Real Property and the Facility, and subject to no exceptions other than those of the usual printed exceptions which are acceptable to Purchaser (the survey, parties in possession and mechanics lien exceptions being specifically unacceptable to Purchaser), the Existing Deed of Trust, and those exceptions to which Purchaser has not objected as provided for in Paragraph 13 f. above.

     h. UCC SEARCH. On or before the Closing Date, Purchaser shall be satisfied with the results of the UCC search conducted by Seller pursuant to Paragraph 10.a.(xvi).

i. BOARD APPROVAL.  On or before the expiration of the Feasibility
Period, Purchaser shall have obtained the approval of its Board of Directors to the acquisition of the Seller's Assets pursuant to the terms of this Agreement.

     j. ASSUMPTION OF EXISTING LOAN. On or before the Closing Date, Purchaser shall have received the written consent of the Existing Lender to Purchaser's assumption of the Existing Loan, which consent shall not be subject to any terms or conditions which have not been approved by Purchaser.

     In the event any of the foregoing conditions are not satisfied or are not otherwise waived by Purchaser prior to the applicable period for satisfaction or waiver, Purchaser shall have the right to terminate this Agreement in accordance with the provisions of Paragraph 17 and in such event Purchaser shall receive a full refund of its Earnest Money together with all interest earned thereon.

14.   SELLER'S CONDITIONS

     All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions, any one or all of which may be waived by Seller in writing:

     a. PURCHASER'S REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Purchaser's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

     b. PURCHASER'S PERFORMANCE. Purchaser shall have performed its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Seller in accordance with the terms hereof.

15.   SELLER'S INDEMNIFICATION

     Seller shall indemnify, defend and hold Purchaser harmless from and against:

     a. Except as otherwise provided in this Agreement, any and all obligations relating to the ownership of Seller's Assets and the operation of the Facility which exist at the Closing Date, including, but not limited to
(i) any obligations under the Facility Lease or the Operating Contracts which Purchaser elects to assume at Closing, (ii) any obligations with respect to the Resident Deposits and (iii) any prior bankruptcy filed by Seller or anyone else in connection with the Facility and any private or judicial foreclosures commenced in connection with the Real Property and/or the Facility;

     b. Any and all damage, loss or liability arising from and after the Closing Date under any of the Operating Contracts which Purchaser does not elect to assume at Closing;

c. Any and all damage, loss, or liability resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Seller under this Agreement or from any misrepresentation in any certificate furnished or to be furnished to Purchaser hereunder;

     d. Any and all liability or loss arising out of or relating to any failure in connection with the transaction contemplated herein to comply with the requirements of any laws or regulations relating to bulk sales or transfers; and

     e. Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs, and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

     For purposes of Paragraph 15.a., an obligation shall be deemed to "exist" as of the Closing Date if it relates to events which occurred prior to the Closing Date even if it is not asserted until after the Closing Date.

16.   PURCHASER'S INDEMNITY

     Purchaser shall indemnify, defend and hold Seller harmless from and against:

     a. Except as otherwise provided in this Agreement, any and all obligations relating to the ownership of the Seller's Assets and the operation of the Facility from and after the Closing Date, including, but not limited to, any obligations under any of the Facility Leases or Operating Contracts which Purchaser elects to assume at Closing and any obligations with respect to the Resident Deposits;

     b. Any and all damage, loss or liability resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Purchaser under this Agreement or from any misrepresentation in any certificate furnished or to be furnished to Seller hereunder;

     c. Any and all damage, loss or liability resulting from the conduct by or the negligence or willful misconduct of Purchaser in performing its Feasibility Review; and

     d. Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

17.   TERMINATION

     a. This Agreement may be terminated and the transaction contemplated herein abandoned at any time prior to Closing:

          (i) By mutual agreement of the parties;

          (ii) By Seller, if any of the conditions set forth in Paragraph
     14 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Seller and the same shall not have been waived by Seller;

          (iii) By Purchaser, if any of the conditions set forth in Paragraph 13 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Purchaser and the same shall not have been waived by Purchaser;

          (iv) By either Seller or Purchaser in the event of a material breach by the other party of its obligations hereunder; or

          (v) If the Closing has not occurred by the Closing Date, unless extended by mutual agreement of the parties.

     b. In the event that prior to the Closing Date, a material portion of the Real Property, the Facility or the Personal Property shall have been damaged or destroyed by fire or other casualty, or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain, Purchaser shall have the right to terminate this Agreement on written notice to Seller. In the event Purchaser elects not to terminate its rights hereunder, then Seller shall assign to Purchaser all of its rights to any insurance proceeds or condemnation award and all claims in the connection therewith. In the event Purchaser exercises its termination rights hereunder, the parties shall have no further rights or obligations hereunder other than Purchaser's right to the return of its Earnest Money.

     c. Neither party to this Agreement may claim termination or pursue any other remedy referred to in Paragraph 17.a. on account of a breach of a condition, covenant or warranty by the other, without first giving such other party written notice of such breach and not less than ten (10) days within which to cure such breach. The Closing Date shall be postponed, if necessary, to afford such opportunity to cure; provided, however, in no event shall the Closing Date be postponed beyond April 26, 1996.

     d. In the event of the termination of this Agreement by Seller under Paragraphs 17.a.(ii) or (iv) or under Paragraph 17(a)(v), and any such termination is due to the Closing having failed to occur as a result of a material breach by Purchaser of its obligations hereunder, Seller's sole remedy shall be to terminate this Agreement and to receive, as full and complete liquidated damages, the sum of (i) the Purchaser's Earnest Money and
(ii) an amount equal to the actual total costs incurred by Seller in connection with the procurement of the Environmental Report, the preparation of the Survey, the cancellation of the escrow established with Escrow Agent hereunder, the cancellation of the title commitment and all reasonable fees charged to Seller by the Existing Lender in connection with procuring the consent of the Existing Lender to the assumption of the Existing Loan, except that the total amount for all such costs under this item "(ii)" shall not exceed Ten Thousand Dollars ($10,000.00) (the "Additional Liquidated Damages"). The parties acknowledge and agree that the amount of damages which Seller may incur as a result of such termination may be difficult to ascertain and that the amount of the Earnest Money, together with the Additional Liquidated Damages, is a reasonable and fair estimate thereof, after which the parties shall have no further rights or obligations hereunder.

     e. In the event of the termination of this Agreement by Purchaser under Paragraphs 17.a.(iii), (iv) or (v) as a result of the Closing failing to occur due to a material breach by Seller of its obligations hereunder,

Purchaser shall have the right either to (i) terminate this Agreement and demand the return of its Earnest Money after which neither party shall have any further rights or obligations hereunder or (ii) seek specific performance of Seller's obligations hereunder or damages for Seller's breach of its obligations hereunder.

18.   EMPLOYEE BENEFITS

     On or before the Closing, Seller shall deliver to Purchaser a schedule (the "Benefits Schedule") setting forth all of the earned and accrued vacation, holiday and sick pay, and retirement and severance benefits and earned bonuses (the "Accrued Employee Benefits") which have accrued and are due to the employees of the Facility as of the Closing Date. At Closing, Seller shall terminate all of the Facility employees effective as of the Closing Date and pay to all such employees the full amount of the Accrued Employee Benefits. Upon the request of Purchaser, Seller agrees to provide to Purchaser written evidence that all such Accrued Employee Benefits have been fully paid to the employees of the Facility.

19.   RESIDENT SECURITY DEPOSITS

     At Closing, Seller shall provide Purchaser with an accounting of all resident security deposits being held by Seller as of the Closing Date (the "Resident Deposits"). Such accounting shall set forth the names of the residents or prospective residents for whom such funds are held, the amounts held on behalf of each resident or prospective resident and the Seller's warranty that the accounting is true, correct and complete.

20.   TRANSFER OF RESIDENT SECURITY DEPOSITS

     On the Closing Date, Seller shall do either of the following, the election of which shall be made by Purchaser: (i) transfer the Resident Deposits to the bank account designated by the Purchaser or (ii) grant to Purchaser a credit in the amount of said Resident Deposits against the payment of the remaining balance due on the Purchase Price. In either event, Purchaser shall in writing acknowledge receipt of and expressly assume all Seller's financial and custodial obligations with respect thereto, it being the intent and purpose of this provision that, at Closing, Seller will be relieved of all fiduciary and custodial obligations with respect to said Resident Deposits, and that Purchaser will assume all such obligations and be directly accountable to the residents and prospective residents of the Facility, with respect thereto. Following the Closing, Purchaser shall be responsible for notifying each of the residents of the Facility of the Closing hereunder and the transfer of the Resident Deposits to Purchaser, which notice shall include the name, address and telephone number of Purchaser, all in accordance with applicable California law.

21.   INDEMNITY FOR RESIDENT SECURITY DEPOSITS

     Notwithstanding the foregoing, Seller will indemnify and hold Purchaser harmless from all liabilities, claims and demands in the event the amount of the Resident Deposits transferred to the Purchaser's bank account or the credit for said Resident Deposits which has been applied against the Purchase Price, as provided in Paragraph 20, did not represent the full amount of such Resident Deposits then or thereafter shown to have been delivered to Seller by the current residents or prospective residents of the Facility.

22.   NOTICES

     Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission (if confirmed verbally or in writing by mail as aforesaid), to the following address:

      To Seller:     Ms. Nancy F. Feinstein and
                     Western Biologics Inc.
                     7665 East Silver Dollar Lane
                     Anaheim, California 92808
                     Telephone No.: (714) 637-0037
                     Facsimile No.: (714) 637-3626

                     Mr. Jay Feinstein
                     c/o Environmental Refrigeration, Inc.
                     14175 Telephone Avenue, Suite A
                     Chino, California 91710
                     Telephone No.: (909) 591-0859
                     Facsimile No.: (909) 591-0850

     To Purchaser:   Emeritus Corporation
                     Market One
                     2001 Western Avenue, Suite 669
                     Seattle, WA 98121
                     Telephone No.: (206) 443-4313
                     Facsimile No.: (206) 443-5432

With a copy to: The Nathanson Group
                     1411 Fourth Avenue, Suite 905
                     Seattle, Washington 98121
                     Attention: V. Anthony Unan, Esq.
                     Telephone No.: (206) 623-6239
                     Facsimile No.: (206) 623-1738

     Notice shall be deemed given three (3) business days after deposit in the mail, on the next day if sent by overnight courier and on receipt if sent by facsimile (and confirmed verbally or by mail as aforesaid).

23.   SOLE AGREEMENT

     This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, discussions, writings and agreements between them.

24.   SUCCESSORS

     The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs and successors of the parties hereto, it being specifically understood and agreed that Purchaser shall have the right to assign in whole or in part its rights and obligations hereunder to any affiliated entity or any entity which is sponsored by Purchaser; provided no such assignment shall relieve Purchaser of its obligations hereunder.

25.   CAPTIONS

     The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

26.   SURVIVAL

     All covenants, warranties and representations of Purchaser and Seller herein shall survive for two years after Closing other than Seller's representation and warranty in Paragraph 7.1., which shall survive for the applicable statute of limitations period.

27.   GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of California.

28.   SEVERABILITY

     Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

29.   COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

30.   THIRD PARTY BENEFICIARY

     The provisions of this Agreement are not intended to confer any benefits upon any person or entity not a party to this Agreement.

31.   ACCOUNTS RECEIVABLE

     Within ten days prior to the Closing Date, Seller shall provide Purchaser with a detailed listing of Seller's accounts receivable which are anticipated to be outstanding on the Closing Date.

32.   RESPONSIBILITY FOR COLLECTIONS

     From and after the Closing Date, Purchaser shall assume responsibility for the billing for and collection of payments on account of services rendered or goods sold by it on and after the Closing Date and Seller shall retain all right, title and interest in and to and all responsibility for the collection of its accounts receivable for services rendered or goods sold prior to the Closing Date.

33.   APPLICATION OF PAYMENTS

     Any payments received by Purchaser after the Closing Date from residents with balances due for the period prior to and after the Closing Date, shall be applied by Purchaser first to reduce any post-Closing Date balances, with the excess, if any, remitted to Seller to reduce any pre-Closing Date balances due.

34.   INSPECTION RIGHTS

     Seller shall have the right during normal business hours and on reasonable notice to Purchaser to inspect Purchaser's books and records with respect to the accounts receivable received by it after the Closing Date from residents with balances due as of the Closing Date.

35.   ATTORNEY'S FEES

     Should either party institute any action or proceeding to enforce or interpret this Agreement or any provision hereof, for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' and other fees, incurred by the prevailing party in connection with such action or proceeding. The term "attorneys' and other fees" shall mean and include attorneys' fees, accountants' fees, and any and all other similar fees incurred in connection with the action or proceeding and the preparations therefor. The term "action or proceeding" shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year set forth opposite each party's signature below with the last date constituting the date of mutual execution of this Agreement.

Dated:                                 PURCHASER:
      ----------------
                                        EMERITUS CORPORATION,
                                        a Washington corporation

                                        By:  /s/ Raymond R. Brandstrom
                                             -------------------------
                                        Its: President
                                             -------------------------
                                        SELLER:

Dated: Jan. 24, 1996                    /s/ Nancy F. Feinstein
       -------------                    -----------------------
                                        NANCY F. FEINSTEIN

Dated: Jan. 24, 1996                    /s/ Jay L. Feinstein
       -------------                    -----------------------
                                        JAY L. FEINSTEIN


Dated: Jan. 24, 1996                   WESTERN BIOLOGICS INC.,
       -------------                   a California corporation

                                       By: Nancy F. Feinstein
                                           ----------------------

                                       Its: President
                                           ----------------------